Exhibit 10.16

                           LEGAL COLLECTION AGREEMENT

         LEGAL COLLECTION AGREEMENT dated as of this , made by and between Velocity Investments LLC (hereinafter Velocity or Client) and any affiliates of the foregoing, whether such affiliates exist as of the date hereof or are to be formed at a date after the date here of with offices at 3100 Route 138, PO Box 788, Wall, New Jersey and _____________________________ (hereinafter Receiving Firm or Firm) with offices at _________________________________________________
___________________________________. This Agreement sets forth the terms on which Receiving Firm will provide certain services to Client. Those terms are as follows:

1. Engagement of Receiving Firm. Subject to the terms and conditions of this Agreement, Client retains Receiving Firm on a non-exclusive basis to collect certain delinquent accounts receivable ("Receivables") as set forth on Exhibit A attached hereto of debtors of Client ("Debtors") which Client may refer to Receiving Firm, from time to time, during the term of this Agreement, or which Client has elected to maintain with Receiving Firm in the event that such Receivables were referred by the prior owner of the accounts. Receiving Firm agrees to use its best efforts to collect each Receivable through the use of persistent and diligent activity as outlined herein, provided such activity shall, insofar as practical, maintain the Debtor's goodwill toward Client and comply with all federal and state laws.

2.       Receiving Firm Services.

         A. Receiving Firm shall use its best efforts to take such action as it deems appropriate to ensure collection of the Receivables, provided, however, that any and all such actions are (i) ethical, professional, prudent and generally accepted collection procedures in the collection business (ii) in compliance with all applicable federal, state and local laws, rules and regulations, including without limitation the Fair Debt Collection Practices Act (collectively, "Requirements of Law"), and (iii) within the Performance Standards attached hereto as Attachment A. All accounts referred to Receiving Firm shall be handled only by principals or employees of Receiving Firm and no Receivable shall be referred to another Receiving Firm or other attorney for litigation or other action without the prior written consent of Client.

         B. Receiving Firm is authorized to settle and/or compromise any Receivable balance without Client's as provided within the Settlement Parameters attached hereto as Attachment B. In the event that any offer of settlement or resolution does not fall within the Settlement Parameters which are attached hereto as Attachment B the Receiving Firm must obtain written consent from Velocity prior to accepting such settlement.

         C. Interest on all Receivables shall accrue at the rate of interest set forth in the agreement or note governing or evidencing the obligations of Debtor to Client including the default interest rate, if applicable; provided, however, if any applicable law prohibits such rate or accrual, Receiving Firm shall calculate interest at the highest rate permitted by such applicable law and advise Client of any change.

         D. Receiving Firm shall provide Client with monthly progress reports in the form set forth in Attachment C. These reports must be received by Velocity on or before the last business day of the month.

         E. In the event that litigation is filed by the Receiving Firm against a Debtor and Receiving Firm receives a substantive answer or counter-claim during such litigation, Receiving Firm shall notify Velocity by email (with Answer and/or Counterclaims attachments) within three (3) business days of the Firm's receipt and seek instructions before proceeding with the case. In the event that a trial is scheduled or a witness is required the Receiving Firm shall notify Velocity by email (with the necessary attachments) within three (3) business days of the Firm's receipt and seek instructions before proceeding with the case.

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3.       Audits. If any report required by this Agreement is not submitted when due, or if any report is materially misstated or incomplete, Client, in addition to any other remedies provided for herein, may call a default under the terms of this Agreement. In the event Receiving Firm fails to submit reports timely or Client disputes the submitted reports, but no more than one time per calendar year, Receiving Firm, at its cost, shall submit a written report from a Certified Public Accountant (CPA, mutually selected by Receiving Firm and Client, who shall review Receiving Firm's financial records for collection of the Receivables in accordance with generally accepted accounting practices and appropriate auditing standards and who shall certify to Client the total revenues paid to or collected by Receiving Firm. Receiving Firm shall maintain all necessary records for the Receivables and shall cooperate with the CPA to review the Receivables, revenue paid or collected and all other pertinent information. Client shall also be entitled to make periodic audits of the records of the Receiving Firm with respect to all Receivables referred to it for collection and the Receiving Firm agrees to cooperate fully by providing reasonable access to its premises (or by remote access) for Client's representatives during regular business hours and making all files and records relating to the Receivables available to them to permit the audits to be completed promptly and efficiently.

4.       Compensation.

         A. Subject to the terms of this Section 4, compensation for the services rendered by Receiving Firm hereunder shall be at the rates set forth on the fee schedule attached hereto as Attachment D. In no event will compensation be paid to Receiving Firm if payments on a Receivable are not collected in clear funds. In addition, Receiving Firm shall not be entitled to any compensation based on proceeds received by Client pursuant to any insurance or other third party entities.

         B. Receiving Firm shall not be entitled to compensation with respect to any Receivable if payments are received after the termination of Receiving Firm's services with respect to such account; provided, however, Receiving Firm shall be entitled to reimbursement of those disbursements incurred by Receiving Firm prior to the date of termination and approved by Client. Receiving Firm shall also be entitled to compensation after termination of this Agreement, provided such termination was not due to a breach by Receiving Firm of this Agreement, with respect to Receivables on which a stipulation of settlement or other agreement or other arrangement of payment has been made, whether by voluntary agreement or by legal execution, fixing specific dates for payment, either in full or installments, and payments are thereafter received by Client on a regular basis in accordance with such arrangement. In the event there shall be a continuous default in payment under such arrangement for a period of 90 days, then Receiving Firm shall not be entitled to further compensation on such accounts with respect to payment which may be received be Client thereafter.

         C. All monies received by Receiving Firm with respect to a Receivable shall be made payable to Receiving Firm, and held in a trust account for the Client. All amounts collected in clear funds shall be sent by Receiving Firm to the Client as set forth in Attachment E, and received by Client, by the last business day of each month for collections during the month. Receiving Firm may retain from amounts remitted to Client an amount equal to its compensation as provided for hereunder.

5. Court Costs. The Receiving Firm shall provide Velocity with a list of the usual court costs experienced in the Receiving Firm's state of practice. This list will be approved by Velocity and become a part of this agreement as Attachment F. The Receiving Firm shall forward all costs incurred on behalf of Velocity and then receive payment as set forth on Attachment F.

6.       Insurance & Bond:

         A. Receiving Firm agrees to maintain during the term of this Agreement comprehensive liability, negligence and malpractice insurance and insurance otherwise covering claims which may arise out of or in connection with Receiving Firm's services hereunder, including, without limitation, injuries incurred by

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                  Receiving Firm's employees or Receiving Firms as a result of any assault and battery or similar offenses against such persons. Receiving Firm is to attach copy of negligence declaration page as Attachment G.

         B.       All malpractice insurance coverage required pursuant to
                  Section 5 shall be maintained with an insurance carrier satisfactory to Client and shall be comprehensive and in a form and amount satisfactory to Client, provided, however, that such insurance shall be for at least $500,000 in coverage. Receiving Firm is to attach copy of malpractice declaration page as Attachment H.

         C. Receiving Firm agrees to maintain a listing in a nationally recognized lawyer's referral law list which has a reputable bond. Receiving Firm is to attach copy of the law lists which it actively engages for a listing as Attachment I.

7.       Bankruptcy and Death

         A. Receiving Firm shall review all Receivables and related information within ten (10) days of receipt, and shall notify Client, in writing, of any account that is determined to be uncollectible for any reason whatsoever, including but not limited to the death of any Debtor.

         B. Receiving Firm shall within ten (10) days of knowledge thereof, notify Client in writing, of any bankruptcy or insolvency proceeding with respect to any Debtor, including the date filed, in document number, the chapter, the attorney representing the debtor(s) and the district in which the proceeding is commenced.

         C. Receiving Firm shall notify Client of any returned mail with respect to, or new address ascertained for a Debtor within ten
                  (10) days after the verification of said new address or from the date such mail is returned to Receiving Firm.

8. Representations and Warranties of Receiving Firm. Receiving Firm represents and warrants to Client as follows:

         A. Receiving Firm is engaged in the legal collection business and has obtained all licenses, registrations and insurance necessary or desirable for the conduct of its business. Receiving Firm further agrees to submit to Client proof of such licenses and permits (i) within thirty (30) days following the commencement of this Agreement and (ii) at such other times as Client may require.

         B. This Agreement constitutes the legal, valid and binding obligation of Receiving Firm, enforceable against Receiving Firm in accordance with its terms.

         C. Receiving Firm acknowledges and agrees that it shall not during the term of this Agreement or thereafter claim or place a lien, whether as an attorney lien or otherwise, on any assets which Client provides to Receiving Firm, including, but not limited to files and information relating to any Receivable. Upon Client's request, Receiving Firm shall promptly, and in no event greater than five (5) days, return all such files and Receivable information, including work papers and Receiving Firm notes, to Client.

9. Representations and Warranties of Velocity. Client represents and warrants to Receiving Firm that with respect to each Receivable assigned to Receiving Firm Client will furnish copies of pertinent records showing the total amounts of the unpaid balance with respect to each account. Client does not make any representation or warranty as to any minimum number, dollar amount or proportion of accounts receivable which will be referred to Receiving Firm or the collectibility of same.

10. Indemnification By Receiving Firm. Receiving Firm agrees to indemnify, defend and hold Client, its officers, directors, attorneys, partners, employees and assignees harmless from and against any and all liability, losses, damages, costs, penalties and expenses (including without limitation, attorneys' fees)

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(collectively "Losses") arising out of or relating to (i) any and all claims or complaints of any person or entity with respect to any of the methods, procedures, devices or communications employed or made by Receiving Firm, (ii) Receiving Firm's failure to comply with any applicable federal, state or local law, rule or regulation, including without limitation, the Federal Fair Debt Collection Practices Act (collectively "Requirements of Law"), (iii) negligent or willful misconduct or violation of any applicable law, rule or regulation by Receiving Firm (or its employees or Receiving Firms) in connection with the collection or enforcement against any Debtor , (iv) Receiving Firm's failure to comply with any of the terms and conditions of this Agreement, and (v) any other action of Receiving Firm whatsoever. Client and Receiving Firm shall each promptly provide the other with written notice of any claim, suit or action which may give rise to a right of indemnification for Client. The failure of Client to give prompt notice shall not relieve Receiving Firm of its obligations to indemnify hereunder except to the extent Receiving Firm is prejudice by such failure. If any such claim, suit or action of any kind is commenced against Client, Receiving Firm will, if requested by Client, assume at Receiving Firm's expense the defense of such claim, suit or action and Receiving Firm shall be liable for the costs and expenses thereof, including, without limitation, attorney's fees. Client in its sole discretion, may retain its own counsel and defend such claim, suit or action. Receiving Firm will cooperate fully with Client and its counsel in any claim, suit or action.

11.      Termination.

         A. Other than by default of a party as provided in B. below, this Agreement or the services with respect to any Receivable may be terminated by either party for any other reason upon at least fifteen (15) business day's prior written notice to the other party by certified mail, return receipt requested or recognized overnight courier at the address specified herein. Receiving Firm shall immediately cease its services with respect to any Receivable upon notice from Client requesting cessation of such efforts, and thereafter shall refer all Debtor inquiries and forward correspondence with respect to such account to Client. Within five (5) business days of the effective date of termination of this Agreement, or cessation of any services with respect to a Receivable, Receiving Firm shall return to Client all written information with respect to such Receivable (including, without limitation, documents furnished by and documents pertaining to any suit, action or proceeding) and a report identifying the payment, if any, received with respect to such Receivable and the status of any suit, action or proceeding with respect to such Receivable. Notwithstanding any termination of this Agreement, (i) each party shall remain liable to the other in respect of any breach with this Agreement occurring prior to the date of termination, and (ii) Receiving Firm agrees to cooperate with Client with respect to any Receivables serviced by Receiving Firm prior to the date of termination, including without limitation the transfer of the Receivables to another attorney, collection agency or the Client. All amounts held by Receiving Firm at the date of termination of this Agreement or received by Receiving Firm after the date of such termination, with respect to any Receivable, shall, within five (5) business days, be remitted to Client, less any amounts payable to Receiving Firm pursuant to Section 4(a) for services rendered prior to the date of termination. Such remittance shall be accompanied by a final progress and remittance report as outlined in Section 2D of this agreement. Until the remittance thereof, such amounts shall be held by Receiving Firm in trust for the benefit of Client.

         B. If Receiving Firm breaches this Agreement, or should Client determine in its sole judgment that there is good cause for termination of this Agreement, and Client specifies said reasons in its notice of termination, Receiving Firm shall discontinue any further collection services on Client's accounts immediately upon receipt of such oral and/or written notice and immediately return to Client the materials and proceeds, and perform its other duties with respect to termination as outlined in Section 10(A) above.

         C. Upon termination, under either paragraph 10A or 10B supra Receiving Firm shall as soon as possible, and in no event greater than five (5) days from notification by Client, execute all substitutions of counsel as Client may request to protect Client's rights and interests in its Receivables. In the event that Receiving Firm fails to do so, Client shall be granted a limited power of attorney to execute such on behalf of Receiving Firm.

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12.      Confidentiality. Receiving Firm will hold all information it receives under or in contemplation of this Agreement in confidence and shall not disclose the same to any third party, including information relating to the underlying Debtors, including, but not limited to, marketing to the Debtors or marketing of the names and/or addresses of such Debtors.

         A. The Receiving Firm is aware that at all times during its this agreement ALL information which he should come into contact with of a business nature with regard to business practices and/or procedures are deemed to be trade secrets.

         B. It is agreed and covenanted between the aforementioned Receiving Firm and Velocity that all processes, collection methods and theory, purchase criteria, portfolio size, proprietary information and trade secrets regarding, but not limited to business practices, business procedures, EDI, shall not be disclosed by the Receiving Firm to anyone (third party) outside of the immediate employ of Velocity, its affiliates, competition, or to other Receiving Firms who do not have the proper clearance to such secret information.

         C. It is agreed and covenanted between the aforementioned Receiving Firm and Velocity that all processes, proprietary information and trade secrets regarding, but not limited to business practices, business procedures, EDI shall not be disclosed except with the Firm's express written consent and/or authorization to disclose such information.

         D. If this agreement is terminated for any reason, the preceding paragraphs shall remain in effect and shall survive the termination of this Agreement. As provided above all information regarding processes, proprietary information and trade secrets regarding, but not limited to business practices, business procedures, EDI Shall not be disclosed, unless the Receiving Firm obtains Velocity's express written consent and/or authorization to disclose such information or if such information has been determined by Velocity to be generally available in the particular trade.

         E. It is also agreed and covenanted between the aforementioned Receiving Firm and Velocity that upon the termination of this agreement for any reason, that all original and/or copies of, but not limited to any documents, drawings, manuals, plans, forms, letters, customer lists and notes regarding processes, proprietary information and trade secrets regarding, but not limited to business practices, business procedures, EDI shall not be disclosed and shall not be returned to Velocity unless the Receiving Firm obtains the Firm's express written consent and/or authorization.

         F. It is further acknowledged that the business and technical information and ideas which were created, developed and/or acquired by the Velocity are among the its most valuable assets, and the value of such information or ideas will be destroyed in the disclosure of such information or ideas. The Receiving Firm therefore shall safeguard this information in the discharge of his duties as an Receiving Firm and said Receiving Firm shall also safeguard this information after the termination of his or her employment for any reason.

13. Notices. Any notice, request, consent or other communication to any party hereto must be in writing and shall be deemed effective when delivered in person or sent by facsimile, if promptly confirmed in writing, or on the fourth day from the date posted by certified mail, returned receipt requested, with postage prepaid, addressed as follows:

         If to Client:     Velocity Investments LLC
                           PO Box 788
                           Wall, New Jersey 07719
                           Attn: W. Peter Ragan, Jr., President
                           Telephone: 732-556-9090    Facsimile: 732-556-0365

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

         If to Receiving
         Firm:             _______________________________________
                           _______________________________________
                           _______________________________________
                           _______________________________________
                           _______________________________________
                           _______________________________________

Either party may at any time change the address, telephone or facsimile number to which notices or other communications are to be sent by a notice to the other party given in accordance with this Section.

14. No Waiver. No failure or delay on the part of Receiving Firm or to exercise any of their respective rights, powers or privileges under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege by Receiving Firm or Client under the terms of this Agreement, nor will any such waiver operate or be construed as a future waiver of such right, power or privilege under this Agreement.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey. The parties hereto agree to submit to the exclusive jurisdiction of the state and federal courts located in Monmouth County, New Jersey regarding any dispute that may arise between the parties concerning this Agreement or any amounts that might be collected by Receiving Firm pursuant to the provisions of this Agreement, and further waive any and all objections as to improper venue or forum.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties and may not be amended, changed or modified except in writing signed by both parties. This Agreement supersedes all prior written or oral agreements between Client and Receiving Firm, and governs all outstanding accounts referred to Receiving Firm, by Client prior to the effective date of this Agreement. If any provision of this Agreement or any party hereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect. By signing below the parties also agree and acknowledge that there are 11 Attachments (lettered A through K) which are a part of this agreement.

17. Successors and Assigns. This Agreement may not be assigned by Receiving Firm without the prior written consent of the Client.

18. Independent Contractor. Nothing contained in this Agreement shall be deemed to constitute Client and Receiving Firm as partners, joint venturers, principal and Receiving Firm, or employer and Receiving Firms. Receiving Firm is solely responsible for maintaining its own business insurance and worker's compensation policy and paying all its applicable taxes, assessments, fees, costs and expenses. Nothing in this Agreement shall constitute or authorize Receiving Firm to bind Client to any obligations, or to assume or create any responsibility for or on behalf of Client to any third party. Any arrangements made by Receiving Firm with outside Receiving Firms or attorneys shall be Receiving Firm's sole responsibility and shall in no way constitute or imply any additional obligation on the part of Client, whose obligation is limited to payment to Receiving Firm of compensation earned in accordance with this agreement. In the event any account is referred by Receiving Firm to an attorney or outside Receiving Firm, the conditions of this agreement shall be made part of Receiving Firm's arrangement with such attorney or outside Receiving Firm.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

20. Duration. This contract shall be in full force and effect for a period of one year following execution by both parties, subject, however, to the provisions provided for herein relating to termination. Unless otherwise canceled by a party hereto, the duration of this Agreement shall renew for successive one year terms.

21. Account Recall. Client reserves the right to recall, at its sole discretion, any account assigned to Receiving Firm. Upon notice of account recall, Receiving Firm shall, with respect to the specific accounts recalled,

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comply with all obligations under this agreement, including but not limited to those in Section 10. Upon recall, no amount shall be owed Receiving Firm, unless prior to recall, it has collected funds on such account or a Debtor has made a promise to pay on the Receivable and the payment is actually received within the time specified in said promise, and according to the guidelines in Section 4B.

22. Receiving Firm Info. The Receiving Firm shall fill out the attorney questionnaire which is attached as Attachment K. The Receiving Firm shall also provide a copy of its resume and any current marketing information.

23. Legal Fees and Costs. Client shall receive from Receiving Firm all reasonable costs, expenses and legal fees incurred by Client in enforcing the terms and conditions of this Agreement.

24. Survival. The rights and obligations of the parties under this Agreement that by their nature continue beyond the expiration of this Agreement and shall survive any termination or expiration of this Agreement.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         Velocity Investments LLC


         _________________________________
         By:      W. Peter Ragan, Jr.
         Title:   President


         Receiving Firm: _______________________


         _________________________________
         By:
         Title:

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                                  ATTACHMENT A

                              PERFORMANCE STANDARDS

Acknowledgment/Initial Notice - Receiving Firm shall acknowledge receipt of placement within three (3) business days of receipt. Receiving Firm shall send initial validation notice to debtor(s) within three (3) business days of receipt of placement.

Filing of Suit - Receiving Firm will assure suit is filed with the appropriate court in no more than forty (40) days from the date the account is forwarded to the Receiving Firm. Receiving Firm will also provide the case numbers to Client within this 40 day period.

Dismissals of Action - Prepared and mailed within two (2) business days of instructions received. If court appearance is necessary, earliest possible date after instructions received.

Default Judgments - Receiving Firm moves court for a default judgment within three (3) business days of the earliest possible date in which Client is eligible to apply for a default judgment based upon local court rules and the date of service upon the debtor. Follow-up will be made every thirty (30) days to see if judgment has been granted.

Judgment - Order allowing entry of judgment in the courts of record is prepared for the court within three (3) business days from the date the suit has matured. Judgment will be renewed no less than ninety (90) days prior to its expiration.

Order Vacating Judgment - Prepared and mailed within three (3) business days from date the instructions are received.

Trial/Hearing - If attendance at hearing or trial is required Receiving Firm must attend. Receiving Firm must notify Client of date of trial or hearing within three (3) business days of receipt of notice.

Counter Claims/Appeals - Receiving Firm notifies Client within three (3) business days upon receiving any counterclaim or appeal, and shall forward a copy of such with the notification.

Debtor Payment Plan Follow-up - Receiving Firm shall follow up on broken payment plans, broken promises, unpaid garnishments, unpaid bank attachments and other orders of the court within five (5) business days.

Personal Property Foreclosures - Receiving Firm prepares all necessary documentation to commence action to foreclose upon personal property within three (3) business days from the date instructions are received from Client.

Order Allowing Special Process Server - Receiving Firm prepares all necessary documentation to allow debtor to be served by a private process server within three (3) business days from the date instructions are received from Client.

Post Judgment Activity

         - Receiving Firm shall begin post judgment collection activity upon a judgment within three (3) business days after the judgment's entry.

         - Wage executions and bank levies shall be begun within the three (3) business days after the judgment's entry.

         - In the event that the Receiving Firm is unable to obtain a place of employment, bank account or otherwise prompt settlement the Receiving Firm shall take the necessary steps to docket the judgment in the necessary courts so that it becomes a lien upon any and all real property owned by the judgment debtor within the state.

         - Thereafter the Receiving Firm shall advise Client that the lien has been put in place and advise Client of the debtor's asset picture so that Velocity can conduct its own asset review. The Receiving Client should then provide the judgment debtor with post judgment written discovery regarding the whereabouts of his/her assets.

Bankruptcy

         - Chapter 7. The Receiving Firm shall notify the Client of such filing and advise if lien has been placed upon real property. If no then file should be closed after notification to client. If yes then a determination must be done by the Receiving Firm as to whether the lien survives the Chapter 7 Bankruptcy.

         - Chapter 13. The Receiving Firm shall notify the Client of such filing and file a Proof of Claim. The Receiving Firm shall then advise Client if any distributions are possible and if further action within the Bankruptcy Court would cause a greater recovery.

         - All other suggested actions within a particular Bankruptcy shall be discussed by the parties.

Satisfaction of Judgment - Will be performed within three (3) business days of receiving instructions from Client.

Fees, Awards, Disbursements

         - Court Costs. All required costs are paid by Client as authorized by agreement. See Attachment D.

         - Interest, Court Costs and Attorney Fees. Receiving Firm is required to verify and seek additional fees, interest and cost as allowed by state laws and remit same to Client in accordance with this agreement.

Miscellaneous

         - Local Rules and State Laws. The Reciewing Firm shall be knowledgeable on any updates or changes in local rules or laws affecting the Clients referrals. The Receiving Firm shall notify Velocity of any updates or changes in local rules or laws affecting the Clients referrals.

         - Judgment/Lien Renewals. Receiving Firm shall promptly renew/extend all judgments and liens on real property prior to their expiration date(s).

         - PLEASE ATTACH VERIFICATION/AFFIDAVIT REQUIRED IN YOUR STATE FOR FILING SUIT AND/OR FOR THE ENTRY OF JUDGMENT. AS ATTACHMENT J.


Unless Otherwise authorized in writing by Client, the Process/Procedure as outlined herein shall be the minimum Performance Standards of the Receiving Firm and each and every one of these services shall be included as part of the original contingency fee agreed upon between the Receiving Firm and Client.

         Receiving Firm: _______________________



         _________________________________
         By:
         Title:

Based upon State laws, this firm is unable to comply with the following Performance Standards for the following reasons:

                                  ATTACHMENT B

                              SETTLEMENT AUTHORITY

Lump Sum/Single Payment Settlement prior to real estate lien
(Settled Paid in Full) - 85% of the full amount, including costs and interest within 30 days from conversation. All single payment settlements should be requested in certified funds. (Attorney trust account check, money order, bank check and/or cash).

Lump Sum/Single Payment Settlement post real estate lien
(Settled Paid in Full) - 90% of the full amount, including costs and interest within 30 days from conversation. All single payment settlements should be requested in certified funds. (Attorney trust account check, money order, bank check and/or cash).

Payment plans
Full amount (no discount) including costs and interest:

         - over 24 months with interest (applicable interest rate or 10% which ever is less) on the declining balance. No monthly payment amounts under $100.00.
         - over 36 months with interest (applicable interest rate or 10% which ever is less) on the declining balance. First payment must be at least 20% of the full balance. No monthly payments amounts under $100.00.

All other settlement proposals require written approval from Velocity Investments LLC. Please email Craig Buckley, Legal Account Manager, (732-556-9090x11) craig@velocitycollect.com for approval.

                                  ATTACHMENT C

                             REPORTING REQUIREMENTS

Velocity Investments LLC refers all claims through the Youve Got Claims (YGC) electronic data interchange (EDI) utilizing account number (NJ57). All firms must be able to receive claims through the YGC system, provide update reports through the YGC system which include both up to date claim status as well as financial information regarding costs and collections.

Reports / updates / maintenance are to be sent through the YGC system so that they are received on the 15th (or the next business day) of the month and the last business day of the month.

The basic record types and data contents for YGC are as follows:

Basic Record Types and Data Contents
------------------------------------

Record Type 01 - New Claim Information(Velocity to Firm)
Record Type 02 - Debtor Information(Velocity to Firm)
Record Type 03 - 2nd & 3rd Debtor Information(Velocity to Firm)
Record Type 04 - Employment Information(Velocity to Firm)
Record Type 05 - Asset Information(Velocity to Firm)
Record Type 06 - Misc. Information(Velocity to Firm)
Record Type 07 - Legal Information(Velocity to Firm)
Record Type 08 - Caption(Velocity to Firm)
Record Type 09 - Messages (Velocity to Firm)
Record Type 12 - Direct Payments (Velocity to Firm)
Record Type 18 - Reconciliation Record (Velocity to Firm)
Record Type 30 - Payments (Firm to Velocity)
Record Type 31 - Debtor Information (Firm to Velocity)
Record Type 33 - 2nd and 3rd Debtor Information (Firm to Velocity) Record Type 34 - Employer Information (Firm to Velocity)
Record Type 35 - Bank Information (Firm to Velocity)
Record Type 36 - Miscellaneous (Firm to Velocity)
Record Type 38 - Reconciliation Record (Firm to Velocity)
Record Type 39 - Messages (Firm to Velocity)
Record Type 41 - Suit Judgment(Firm to Velocity)
Record Type 42 - Acct Balance(Firm to Velocity)

The necessary YGC information which is required in the bi-monthly Reports / updates / maintenance are as follows:

---------------------------------------------------------------------------------------------------
Pcode          Work Flow Group                             Actual Pcode Description
-----          ---------------                             ------------------------
---------------------------------------------------------------------------------------------------
*CC:S101       Acknowledgment                              Acknowledgment
---------------------------------------------------------------------------------------------------
*CC:W100       1st Demand                                  1st Demand Letter
---------------------------------------------------------------------------------------------------
*CC:W101       1st Demand                                  2nd Demand Letter
---------------------------------------------------------------------------------------------------
*CC:W102       1st Demand                                  3rd Demand Letter
---------------------------------------------------------------------------------------------------
*CC:W105       1st Demand                                  Collection Letter Sent
---------------------------------------------------------------------------------------------------
*CC:W110       1st Demand                                  letter sent
---------------------------------------------------------------------------------------------------
*CC:W113       1st Demand                                  Misc. Debtor Letter
---------------------------------------------------------------------------------------------------
*CC:W117       1st Phone Contact                           Phone Contact
---------------------------------------------------------------------------------------------------
*CC:W118       1st Phone Contact                           Telephone Demand
---------------------------------------------------------------------------------------------------
*CC:W119       1st Phone Contact                           Telephone Demand Business
---------------------------------------------------------------------------------------------------
*CC:W120       1st Phone Contact                           Telephone Demand Residence
---------------------------------------------------------------------------------------------------
*CC:P110       Suit Filed                                  Suit Filed
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
*CC:A051       Suit Filed                                  Suit Filed
---------------------------------------------------------------------------------------------------
*CC:L116       Served                                      Summons Served
---------------------------------------------------------------------------------------------------
*CC:J100       Judgment                                    Judgment
---------------------------------------------------------------------------------------------------
*CC:J101       Judgment                                    Judgment Against Garnishee
---------------------------------------------------------------------------------------------------
*CC:J102       Judgment                                    Judgment no asset
---------------------------------------------------------------------------------------------------
*CC:A002       Post-Judgment Paying                        Direct Payment
---------------------------------------------------------------------------------------------------
*CC:A022       Post-Judgment Paying                        Settlement Payment
---------------------------------------------------------------------------------------------------
*CC:P107       Post-Judgment Paying                        Garnishment
---------------------------------------------------------------------------------------------------
*CC:A106       Pre-Judgment Pmt Plan - Pending             Promise to Pay
---------------------------------------------------------------------------------------------------
*CC:A020       Pre-Judgment Pmt Plan - Paying              Collection
---------------------------------------------------------------------------------------------------
*CC:I100       Hold - No / Bad Phone Sent                  Account sent W/O Phone #
---------------------------------------------------------------------------------------------------
*CC:I103       Hold - No / Bad Address Sent                Debtor Address no Good
---------------------------------------------------------------------------------------------------
*CC:S127       Hold - Request Statement from Client        Request Statement from Client
---------------------------------------------------------------------------------------------------
*CC:S128       Hold - Request Aplication from Client       Request Application from Client
---------------------------------------------------------------------------------------------------
*CC:S129       Hold - Request Media from Client            Request Media from Client
---------------------------------------------------------------------------------------------------
*CC:C100       Close - No Reason Given                     Account Closed
---------------------------------------------------------------------------------------------------
*CC:C101       Close - Bankrupt                            Close - Bankrupt
---------------------------------------------------------------------------------------------------
*CC:C102       Close - Client Request                      Close - Client Request
---------------------------------------------------------------------------------------------------
*CC:C103       Close - Debtor Out of Business              Close - Debtor Out of Business
---------------------------------------------------------------------------------------------------
*CC:C104       Close - Deceased No Estate                  Close - Deceased No Estate
---------------------------------------------------------------------------------------------------
*CC:C105       Close - Efforts exhausted                   Close - Efforts exhausted
---------------------------------------------------------------------------------------------------
*CC:C106       Close - Hardship                            Close - Hardship
---------------------------------------------------------------------------------------------------
*CC:C107       Close - Legal problem                       Close - Legal problem
---------------------------------------------------------------------------------------------------
*CC:C108       Close - No Assets                           Close - No Assets
---------------------------------------------------------------------------------------------------
*CC:C109       Close - Paid in Full                        Close - Paid in Full
---------------------------------------------------------------------------------------------------
*CC:C110       Close - Reassign for Legal Action           Close - Reassign for Legal Action
---------------------------------------------------------------------------------------------------
*CC:C111       Close - Recall Account                      Close - Recall Account
---------------------------------------------------------------------------------------------------
*CC:C112       Close - Recommend                           Close - Recommend
---------------------------------------------------------------------------------------------------
*CC:C113       Close - Skip                                Close - Skip
---------------------------------------------------------------------------------------------------
*CC:C114       Close - Statute of Limitations              Close - Statute of Limitations
---------------------------------------------------------------------------------------------------
*CC:C115       Close - Debtor out of area                  Close - Debtor out of area
---------------------------------------------------------------------------------------------------
*CC:C502       Close - Placement Rejected                  Close - Placement Rejected
---------------------------------------------------------------------------------------------------
*CC:A100       Close - Paid in Full                        Close - Paid in Full
---------------------------------------------------------------------------------------------------
*CC:A101       Close - Settled in Full                     Close - Settled in Full
---------------------------------------------------------------------------------------------------
*CC:J106       Close - Judgment Satisfied                  Close - Judgment Satisfied
---------------------------------------------------------------------------------------------------

                                  ATTACHMENT D

                              ATTORNEY FEE SCHEDULE

Receiving Firm shall be compensated at the contingent rate of 25 % (twenty-five) of the gross amount collected from a Debtor in clear funds for accounts collected. The above compensation shall be based on funds collected after the deduction of costs advanced by the Receiving Firm or costs paid by Velocity. (Example #1: Firm advances $100.00 in costs. Firm collects $1,000.00. Firm reimburses itself for $100.00 and attorney fee is 25% of $900 or $225.00). (Example #2: Firm advances $100.00 in costs which were previously reimbursed or paid by Velocity but not yet paid by debtor. Firm collects $1,000.00. Firm reimburses Velocity for $100.00 and attorney fee is 25% of $900 or $225.00).

Receiving Firm shall file proofs of claim in Chapter 13 Bankruptcies as a part of the above referenced contingency fee, but shall be entitled to 25% of any monies due to Velocity which are paid through the Bankruptcy Trustee.

Defense of counterclaims, affirmative claims, the filing of objections to Chapter 13 Confirmation and objections to discharge are to be compensated by separate agreement.

                                  ATTACHMENT E

                              REMITTANCE PROCEDURE

Receiving Firm shall remit cleared funds to Velocity on a bi-monthly basis. This is to be accomplished on the 15th (or the next business day) of the month and the last business day of the month. This means that Velocity must receive the both the YGC remittance report and the attorney trust account on the 15th (or the next business day) of the month and the last business day of the month.

The Receiving Firm is going to be providing its bi-monthly financial information through the YGC bi-monthly reports / updates / maintenance on the 15th (or the next business day) of the month and the last business day of the month. The Receiving Firm must also provide a hard copy of their financial remittance & cost report by way of email to (James J. Mastriani, CFO - 732-556-9090x10) jjm@velocitycollect.com on the 15th (or the next business day) of the month and the last business day of the month. Lastly the bi-monthly remittance check must be received by overnight mail to: James Mastriani at Velocity Investments LLC, 3100 Route 138 W, Wall, New Jersey 07719.

In the event that any individual remittance is less than $1,000.00 please hold monies pending the following period or until the remittance amount, to Velocity, is greater than $1,000.00.

                                  ATTACHMENT F

                                   COURT COSTS

A list of Court costs for the Receiving Firm's state must be approved prior to expending any costs. This list will be approved by Velocity and become a part of this agreement as a part of this attachment.

The Receiving Firm shall forward all costs incurred on behalf of Velocity and will deduct monies advanced from monies first collected on a bi-monthly basis. In the event that the monies collected are not sufficient to reimburse the Receiving Firm for the cost monies collected the Receiving Firm shall provide Velocity with a bi-monthly cost bill on the 15th (or the next business day) of the month and the last business day of the month. This cost bill will provide an itemized list with explanations of monies expended and not deducted in the remittance. The cost bill should be provided to: James J. Mastriani, CFO - 732-556-9090x10) jjm@velocitycollect.com at Velocity Investments LLC, 3100 Route 138 W, Wall, New Jersey 07719. Velocity will then provide Receiving Firm with payment for these advanced and un-reimbursed costs within 15 days.

All costs advanced are to be deducted from first monies advanced. (Example #1:
Firm advances $100.00 in costs. Firm collects $1,000.00. Firm reimburses itself for $100.00 and attorney fee is 25% of $900 or $225.00). (Example #2: Firm advances $100.00 in costs which were previously reimbursed or paid by Velocity but not yet paid by debtor. Firm collects $1,000.00. Firm reimburses Velocity for $100.00 and attorney fee is 25% of $900 or $225.00).

Client shall be entitled to full reimbursement of the following expenses prior to the Receiving Firm receiving its percentage fee as defined above:

         -        Court costs
         -        Filing fees
         -        Service of process charges
         - All other third party costs associated with litigation and collection of the Receivables, including but not limited to skip tracing and asset location costs must be approved in order to deduct for a reimbursement.

Receiving Firm shall provide Client with copies of receipts of any such costs, disbursements and fees, as well as a reconciliation of any costs advanced and incurred by Client. All court costs, legal expenses and third party costs as defined above, which shall be advanced by Receiving Firm in order to comply with the Performance Standards in Attachment A, will be paid by Client within thirty
(30) days of receipt of adequate evidence and reconciliation as described above. All costs in excess of $50 must be approved in advance, and in writing by Client. Receiving Firm shall be solely responsible for payment of attorney's fees in connection with any legal actions. Client shall have no liability to the Receiving Firm for any costs or attorney fees whatsoever for any deficiency or lack of recovery on any Receivable. Client's sole financial obligation to Receiving Firm for their services shall be as described herein.

                                  ATTACHMENT G

                   GENERAL INSURANCE POLICY DECLARATIONS PAGE

                                  ATTACHMENT H

                   GENERAL INSURANCE POLICY DECLARATIONS PAGE

                                  ATTACHMENT I

                   GENERAL INSURANCE POLICY DECLARATIONS PAGE

                                  ATTACHMENT J

          VERIFICATION/AFFIDAVIT REQUIRED IN YOUR STATE FOR FILING SUIT
                        AND/OR FOR THE ENTRY OF JUDGMENT.

                                  ATTACHMENT K

                               FIRM QUESTIONNAIRE
                           (Handwritten is sufficient)

Firm Name:                    ______________________________________________

Address:                      ______________________________________________

                              ______________________________________________

                              ______________________________________________

Telephone:                    ______________________________________________

Facsimile:                    ______________________________________________

Number of Attorneys:          ______________________________________________

Number of Collection Staff:   ______________________________________________

% of Collections work
as it relates to all
firm business:                ______________________________________________

Contact Person:               ______________________________________________

Telephone w/ext:              ______________________________________________

email:                        ______________________________________________

Responsible Atty:             ______________________________________________

Telephone w/ext:              ______________________________________________

email:                        ______________________________________________


States covered:               ______________________________________________

Collection Software:          ______________________________________________

EDI's utilized:               ______________________________________________


Is your state a
Wage Execution State?         ______________________________________________

How long is Writ Valid?       ______________________________________________

Is your state a
Bank Levy State?              ______________________________________________

Personal property exemption:  ______________________________________________

Homestead exemption
and amount:                   ______________________________________________

What are the court's $
jurisdictional limits?        ______________________________________________

                              ______________________________________________

What are the initial filing
costs in your courts:         ______________________________________________

                              ______________________________________________


Prejudgment Interest Rate:    ______________________________________________

Postjudgment Interest Rate:   ______________________________________________

Any specific media rqmnts?    ______________________________________________

Any special or misc costs:    ______________________________________________

                              ______________________________________________

Any special situations or     ______________________________________________
concerns in your state?
                              ______________________________________________

Can you levy and foreclose on debtor's residence from a regular judgment? What are the practical concerns?









PLEASE ATTACH A COPY OF YOUR FIRM'S RESUME AND ANY CURRENT MARKETING MATERIALS.